EXHIBIT 10.7

LOCK-UP AGREEMENT

December 29, 2009

Fountainhead Capital Management Limited

Ladies and Gentlemen:

          The undersigned understands that Fountainhead Capital Management Limited (“FCM”) proposes to enter into a restructuring and funding commitment (“Restructuring”) with Vycor Medical, Inc. (the “Company”) in accordance with the terms of a letter agreement of even date herewith (“Restructuring Agreement”).

          In consideration of the agreement by FCM to enter into the Restructuring Agreement and perform the acts detailed therein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that he, she or it will not, directly or indirectly, sell, offer to sell, contract to sell, grant any option for the sale of, grant any security interest in, pledge, hypothecate, or otherwise sell or dispose of any of the common stock or any interest in such common stock, owned directly by the undersigned or with respect to which the undersigned has the power of disposition, in any such case whether now owned or hereafter acquired, other than (i) as a bona fide gift or gifts, provided that the undersigned provides prior written notice of such gift or gifts to FCM and the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) intra-family transfers or transfers for estate planning purposes, provided that the undersigned provides prior written notice of such transfer or bequest, and such transferee or beneficiary agrees to be bound by the terms hereof, (iii) in the sale or exchange of the undersigned’s stock in connection with a merger of the Company with a third party, the sale of all or substantially all of the Company’s assets to a third party or the sale or exchange of the undersigned’s shares pursuant to a bona fide third party tender offer, any of which has been approved by FCM or (iv) with the prior written consent of FCM (which consent can be withheld in FCM’s sole discretion), for a period of twelve months from the date hereof.

          The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any of the common stock held by the undersigned except in compliance with the foregoing restrictions. FCM may in its sole discretion without notice, release all or any portion of the securities subject to this Lock-Up Agreement or any similar agreement executed by any other security holder, and if FCM releases any securities of any other security holder, securities of the undersigned shall not by virtue thereof be entitled to a release from this Lock-Up Agreement.

          The undersigned understands that the Company and FCM will undertake the transactions contemplated by the Restructuring Agreement in reliance upon this Lock-Up Agreement.

Very truly yours,

By:

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